File: 333-159815
Rule 424 (b)(3)


AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share
represents
One-Half of One (1/2) Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK,
OFTHE KANSAI ELECTRIC POWER
CO. INC.(INCORPORATED UNDER THE
LAWS OF JAPAN)
The Bank of New York Mellon, as depositary
(hereinafter called the Depositary), hereby
certifies (i) that there have been deposited
with the Depositary or its agent, nominee,
custodian, clearing agency or correspondent,
the securities described above (Shares) or
evidence of the right to receive such Shares,
(ii) that at the date hereof each American
Depositary Share evidenced by this Receipt
represents the amount of Shares shown
above, and that or registered assigns IS THE
OWNER OF ________ AMERICAN
DEPOSITARY SHARES hereby evidenced
and called, and except as otherwise herein
expressly provided, is entitled upon surrender
at the Corporate Trust Office of the
Depositary, New York, New York of this
Receipt duly endorsed for transfer and upon
payment of the charges as provided on the
reverse of this Receipt and in compliance
with applicable laws or governmental
regulations, at Owners option (1) to delivery
at the office of the agent, nominee, custodian,
clearing agency or correspondent of the
Depositary, to a person specified by Owner,
of the amount of Deposited Securities
represented hereby or evidence of the right to
receive the same or (2) to have such
Deposited Securities forwarded at his cost
and risk to him at the Corporate Trust Office
of the Depositary.  The words Deposited
Securities wherever used in this Receipt shall
mean the Shares deposited under the
agreement created by the Receipts (as
hereinafter defined) (including such evidence
of the right to receive the same), and any and
all other securities, cash and other property
held by the Depositary in place thereof or in
addition thereto as provided herein.  The
word Owner wherever used in this Receipt
shall mean the name in which this Receipt is
registered upon the books of the Depositary
from time to time.  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive
office. Its Corporate Trust Office is located at
101 Barclay Street, New York, New York
10286, and its principal executive office is
located at One Wall Street, New York, New
York 10286.
1.	RECEIPTS.
This American Depositary Receipt (this
Receipt) is one of a continuing issue of
American Depositary Receipts (collectively,
the Receipts), all evidencing rights of like
tenor with respect to the Deposited Securities,
and all issued or to be issued upon the terms
and subject to the conditions herein provided,
which shall govern the continuing
arrangement by the Depositary with respect to
initial deposits as well as the rights of holders
and Owners of Receipts subsequent to such
deposits.
The issuer of the Receipts is deemed to be the
legal entity resulting from the agreement
herein provided for.
The issuance of Receipts against deposits
generally may be suspended, or the issuance
of Receipts against the deposit of particular
Shares may be withheld, if such action is
deemed necessary or advisable by the
Depositary at any time and from time to time
because of any requirements of any
government or governmental body or
commission or for any other reason.  The
Depositary assumes no liability with respect
to the validity or worth of the Deposited
Securities.
2.	TRANSFER OF RECEIPTS.
Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in the
Borough of Manhattan, The City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of the
Receipts may, during regular business hours,
inspect the transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the holder
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split or
combination not involving a transfer, a charge
will be made as provided herein.  The
Depositary may close the transfer books at
any time or from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any holder or
Owner of Receipts, or any person presenting
securities for deposit against the issuance of
Receipts, from time to time, to file such proof
of citizenship or residence and to furnish
such other information, by affidavit or
otherwise, and to execute such certificates
and other instruments as may be necessary or
proper to comply with any laws or regulations
relating to the issuance or transfer of
Receipts, the receipt or distribution of
dividends or other property, or the taxation
thereof or of receipts or deposited securities,
and the Depositary may withhold the issuance
or registration of transfer of any Receipt or
payment of such dividends or delivery of
such property from any holder, Owner or
other person, as the case may be, who shall
fail to file such proofs, certificates or other
instruments.
4.	TRANSFERABILITY; RECORD-
OWNERSHIP.
It is a condition of this Receipt and every
successive holder and Owner of this Receipt
by accepting or holding the same consents
and agrees, that title to this Receipt, when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case of
a negotiable instrument; provided, however,
that prior to the due presentation of this
Receipt for registration of transfer as above
provided, and subject to the provisions of
Article 9 below, the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
The Depositary shall not be liable for any
taxes or governmental or other assessments or
charges that may become payable in respect
of the Deposited Securities, but a ratable part
of any and all of the same, whether such tax,
assessment or charge becomes payable by
reason of any present or future law, statute,
charter provision, by-law, regulation or
otherwise, shall be payable by the Owner
hereof to the Depositary at any time on
request.  Upon the failure of the holder or
Owner of this Receipt to pay any such
amount, the Depositary may sell for account
of such Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof remaining
liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for deposit
shall be deemed thereby to represent and
warrant that such Shares and each certificate,
if any, therefor are validly issued, fully paid
and non-assessable, that such Shares were not
issued in violation of any preemptive or
similar rights of the holders of any securities
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such securities and the sale of
American Depositary Shares representing
such Shares by that person in the United
States are not restricted under the Securities
Act of 1933, as amended (the Securities Act
of 1933).  Such representations and
warranties shall survive the deposit of such
securities and issuance of Receipts.
This Receipt is issued subject, and all rights
of the holder or Owner hereof are expressly
subject, to the terms and conditions set forth
on both sides of this Receipt, all of which
form a part of the agreement evidenced in
this Receipt and to all of which the holder or
Owner hereof by accepting this Receipt
consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
As of the date of the establishment of the
program for issuance of Receipts by the
Depositary, the Depositary believed, based on
limited investigation, that the issuer of the
Deposited Securities either (i) furnished the
Securities and Exchange Commission (the
Commission) with certain public reports and
documents required by foreign law or
otherwise or (ii) published information in
English on its Internet website at
http://www.kepco.co.jp/ or another electronic
information delivery system generally
available to the public in its primary trading
market, in either case in compliance with
Rule 12g3-2(b) under the Securities and
Exchange Act of 1934 as in effect and
applicable to that issuer at that time.
However, the Depositary does not assume
any duty to determine if the issuer of the
Deposited Securities is complying with the
current requirements of Rule 12g3-2(b) or to
take any action if that issuer is not complying
with those requirements.
The Depositary shall be under no obligation
to give notice to the holder or Owner of this
Receipt of any meeting of shareholders or of
any report of or communication from the
issuer of the Deposited Securities, or of any
other matter concerning the affairs of such
issuer, except as herein expressly provided.
The Depositary undertakes to make available
for inspection by holders and Owners of the
Receipts at its Corporate Trust Office, any
reports and communication received from the
issuer of the Deposited Securities that are
both (i) received by the Depositary as the
holder of the Deposited Securities and (ii)
made generally available to the holders of the
Deposited Securities by the issuer thereof.
Such reports and communications will be
available in the language in which they were
received by the Depositary from the issuer of
the Deposited Securities, except to the extent,
if any, that the Depositary in its sole
discretion elects to both (i) translate into
English any of such reports or
communications that were not in English
when received by the Depositary and
(ii) make such translations, if any, available
for inspection by holders and Owners of the
Receipts.  The Depositary has no obligation
of any kind to translate any of such reports or
communications or to make such translation,
if any, available for such inspection.
The Depositary may, in its discretion,
exercise, in any manner, or not exercise, any
and all voting rights that may exist in respect
of the Deposited Securities.  The Depositary
may, but assumes no obligation to, notify
Owners of an upcoming meeting of holders
of Deposited Securities or solicit instructions
from Owners as to the exercise of any voting
rights with respect to the Deposited Securities.
Upon the written request of the Owner of this
Receipt and payment to it of any expense
involved, the Depositary may, in its sole
discretion, but assumes no obligation to,
exercise any voting rights with respect to the
amount of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
Until the surrender of this Receipt, the
Depositary (a) shall distribute or otherwise
make available to the Owner hereof, at a time
and in such manner as it shall determine, any
distributions of cash, Shares or other
securities or property (other than subscription
or other rights) and (b) may distribute or
otherwise make available to the Owner
hereof, at a time and in such manner as it
shall determine, any distributions of
subscription or other rights, in each case
received with respect to the amount of
Deposited Securities represented hereby, after
deduction, or upon payment of the fees and
expenses of the Depositary described in
Article 13 below, and the withholding of any
taxes in respect thereof; provided, however,
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is exempt
from or not subject to the registration
requirements of, the Securities Act of 1933 or
any other applicable law.  If the Depositary is
not obligated, under the preceding sentence,
to distribute or make available a distribution
under the preceding sentence, the Depositary
may sell such Shares, other securities,
subscription or other rights, securities or other
property, and the Depositary shall distribute
the net proceeds of a sale of that kind to the
Owners entitled to them, after deduction or
upon payment of the fees and expenses of
the Depositary described in Article 13 below
and the withholding of any taxes in respect
thereof.  In lieu of distributing fractional
American Depositary Shares for distributed
Shares or other fractional securities, the
Depositary may, in its discretion, sell the
amount of securities or property equal to the
aggregate of those fractions.  In the case of
subscription or other rights, the Depositary
may, in its discretion, issue warrants for such
subscription or other rights and/or seek
instructions from the Owner of this Receipt as
to the disposition to be made of such
subscription or other rights.  If the Depositary
does not distribute or make available to
Owners or sell distributed subscription or
other rights, the Depositary shall allow those
rights to lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable.
If the Depositary shall find in its opinion that
any cash distribution is not convertible in its
entirety or with respect to the Owners of a
portion of the Receipts, on a reasonable basis
into U.S. Dollars available to it in the City of
New York, or if any required approval or
license of any government or agency for such
conversion is denied or is not obtainable
within a reasonable period, the Depositary
may in its discretion make such conversion
and distribution in U.S. Dollars to the extent
possible, at such time and rates of conversion
as the Depositary shall deem appropriate, to
the Owners entitled thereto and shall with
respect to any such currency not converted or
convertible either (i) distribute such foreign
currency to the holders entitled thereto or (ii)
hold such currency for the respective
accounts of such Owners uninvested and
without liability for interest thereon, in which
case the Depositary may distribute
appropriate warrants or other instruments
evidencing rights to receive such foreign
currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be offered, with respect
to Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited Securities,
or whenever it is necessary or desirable to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or the
Owners of Receipts who shall be entitled to
receive such dividend, distribution or rights,
or the net proceeds of the sale thereof, to give
instructions for the exercise of voting rights at
any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon (i) any change in nominal value or any
subdivision, combination or any other
reclassification of the Deposited Securities, or
(ii) any recapitalization, reorganization, sale
of assets substantially as an entirety, merger
or consolidation affecting the issuer of the
Deposited Securities or to which it is a party,
or (iii) the redemption by the issuer of the
Deposited Securities at any time of any or all
of such Deposited Securities (provided the
same are subject to redemption), then and in
any such case the Depositary shall have the
right to exchange or surrender such Deposited
Securities and accept and hold hereunder in
lieu thereof  other shares, securities, cash or
property to be issued or delivered in lieu of or
in exchange for, or distributed or paid with
respect to, such Deposited Securities.  Upon
any such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this Receipt
in exchange (upon payment of fees and
expenses of the Depositary) for one or more
new Receipts of the same form and tenor as
this Receipt, but describing the substituted
Deposited Securities.  In any such case the
Depositary shall have the right to fix a date
after which this Receipt shall only entitle the
Owner to receive such new Receipt or
Receipts.  The Depositary shall mail notice of
any redemption of Deposited Securities to the
Owners of Receipts, provided that in the case
of any redemption of less than all of the
Deposited Securities, the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice
of redemption only to the Owners of Receipts
evidencing those American Depositary
Shares.  The sole right of the Owners of
Receipts evidencing American Depositary
Shares designated for redemption after the
mailing of such notice of redemption shall be
to receive the cash, rights and other property
applicable to the same, upon surrender to the
Depositary (and upon payment of its fees and
expenses) of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
The Depositary shall not incur any liability to
any holder or Owner of this Receipt (i) if by
reason of any provisions of any present or
future law of the United States of America,
any state thereof, or of any other country, or
of any governmental or regulatory authority,
or by reason of any provision, present or
future, of the charter or articles of association
or similar governing document of the issuer
or of the Deposited Securities, the Depositary
shall be prevented, delayed or forbidden
from or subjected to any civil or criminal
penalty or extraordinary expenses on account
of doing or performing any act or thing which
by the terms hereof it is provided shall be
done or performed, (ii) by reason of any non-
performance or delay, caused as specified in
clause (i) above, in the performance of any
act or thing which by the terms of this Receipt
it is provided shall or may be done or
performed, (iii) by reason of any exercise of,
or failure to exercise, any discretion provided
for herein, (iv) for the inability of any Owner
or holder to benefit from any distribution,
offering, right or other benefit which is made
available to holders of Deposited Securities
but is not made available to Owners or
holders, (v) for any special, consequential or
punitive damages for any breach of the terms
of this Receipt or (vi) arising out of any act of
God, terrorism or war or any other
circumstances beyond its control.
The Depositary shall not be responsible for
any failure to carry out any requests to vote
any Deposited Securities or for the manner or
effect of any vote that is cast either with or
without the request of any Owner, or for not
exercising any right to vote any Deposited
Securities.
The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to act without negligence or bad
faith in the performance of such duties as are
specifically set forth herein.
The Depositary shall be under no obligation
to appear in, prosecute or defend, any action,
suit or other proceeding in respect of any of
the Deposited Securities or in respect of the
Receipts on behalf of Owners or holders or
any other persons.  The Depositary shall not
be liable for any action or non-action by it in
reliance upon the advice of or information
from legal counsel, accountants or any other
persons believed by it in good faith to be
competent to give such advice or information.
The Depositary, subject to Article 14 hereof,
may itself become the owner of and deal in
securities of any class of the issuer of the
Deposited Securities and in Receipts of this
issue.
12.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
The Depositary may at any time terminate the
agreement evidenced by this Receipt and all
other Receipts by mailing notice of such
termination to the Owners of all Receipts then
outstanding at their addresses appearing upon
the books of the Depositary, at least thirty
days prior to the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof, upon surrender
of this Receipt at the Corporate Trust Office
of the Depositary, will be entitled to delivery
of the amount of the Deposited Securities
represented hereby upon the same terms and
conditions, and upon payment of a fee at the
rates provided herein with respect to the
surrender of this Receipt for Deposited
Securities and on payment of applicable taxes
and charges.  The Depositary may convert
any dividends received by it in cash after the
termination date into U.S. Dollars as herein
provided, and after deducting therefrom the
fees of the Depositary and referred to herein
and any taxes and governmental charges and
shall thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As to any
Receipts not so surrendered within thirty days
after such date of termination the Depositary
shall thereafter have no obligation with
respect to the collection or disbursement of
any subsequent dividends or any
subscriptions or other rights accruing on the
Deposited Securities.  After the expiration of
three months from such date of termination
the Depositary may sell any remaining
Deposited Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such sale
or sales together with any dividends received
prior to such sale or the U.S. Dollars received
on conversion thereof, unsegregated and
without liability for any interest thereon, for
the pro rata benefit of the Owners of the
Receipts that have not theretofore been
surrendered for cancellation, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, or if no such sale can
be made after the expiration of one year from
such date of termination, the Depositary shall
be discharged from all obligations whatsoever
to the holders and Owners of the Receipts
except to make distribution of the net
proceeds of sale and of such dividends (after
deducting all fees, charges and expenses of
the Depositary) or of the Deposited
Securities, in case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
The Depositary may charge any party
depositing or withdrawing Shares, any party
transferring or surrendering Receipts, any
party to whom Receipts are issued (including
issuance pursuant to a stock dividend or stock
split or an exchange of stock or distribution
pursuant to Articles 8 or 10) or Owners, as
applicable, (i) fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, (ii) fees for distributing
cash, Shares or other property received in
respect of Deposited Securities, (iii) taxes and
other governmental charges, (iv) registration
or custodial fees or charges relating to the
Shares, (v) cable, telex and facsimile
transmission expenses, (vi) foreign currency
conversion expenses and fees, (vii)
depositary servicing fees and (viii) any other
fees or charges incurred by the Depositary or
its agents in connection with the Receipt
program.  The Depositarys fees and charges
may differ from those of other depositaries.
The Depositary reserves the right to modify,
reduce or increase its fees upon thirty (30)
days notice to the Owner hereof.  The
Depositary will provide, without charge, a
copy of its latest schedule of fees and charges
to any party requesting it.
The Depositary may charge fees for receiving
deposits and issuing Receipts, for delivering
Deposited Securities against surrendered
Receipts, for transfer of Receipts, for splits or
combinations of Receipts, for distribution of
each cash or other distribution on Deposited
Securities, for sales or exercise of rights, or
for other services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty (30)
days notice to the Owner hereof.  The
Depositary will provide, without charge, a
copy of its latest fee schedule to any party
requesting it.
14.	PRE-RELEASE OF RECEIPTS.
Notwithstanding any other provision of this
Receipt, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
(Pre-Release). The Depositary may deliver
Shares upon the receipt and cancellation of
Receipts which have been Pre-Released,
whether or not such cancellation is prior to
the termination of such Pre-Release or the
Depositary knows that such Receipt has been
Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be
(a) preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that
such person, or its customer, owns the Shares
or Receipts to be remitted, as the case may
be, (b) at all times fully collateralized with
cash or such other collateral as the Depositary
deems appropriate, (c) terminable by the
Depositary on not more than five (5) business
days notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited with
the Depositary; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this Receipt to
the contrary, the Depositary will not exercise
any rights it has under this Receipt to prevent
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the United States securities laws including,
but not limited to, Section 1A(1) of the
General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
This Receipt shall be interpreted and all rights
hereunder and provisions hereof shall be
governed by the laws of the State of New
York. All actions and proceedings brought by
any Owner or holder of this Receipt against
the Depositary arising out of or relating to the
Shares or other Deposited Securities, the
American Depositary Shares or the Receipts,
or any transaction contemplated herein, shall
be litigated only in courts located within the
State of New York.
EACH OWNER AND HOLDER HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY DIRECTLY
OR INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
17.	AMENDMENT OF RECEIPTS.
The form of the Receipts and the agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.